Exhibit 10.2

May 20, 2022

Robert Krakowiak

Dear Robert:

This letter amends the offer letter of employment between you and Vroom, Inc. (“Company”) dated September 13, 2021 (“Offer Letter”). The bulleted paragraph labeled “Annual Grants” is hereby amended to delete the first sentence of such paragraph and insert in lieu thereof the following: “Subject to your continued employment with Vroom through the grant date, your annual equity award grant for 2022 shall be 500,000 restricted stock units (“RSUs”) and 300,000 stock options, in each case, on terms and conditions consistent with those applicable to the RSUs and/or stock options granted to the Company’s executive leadership team.”

Except as expressly amended hereby, the Offer Letter remains in full force in effect in accordance with its terms.

Sincerely,

/s/ C. Denise Stott	05/20/2022
C. Denise Stott | Vroom	Date
Chief People and Culture Officer

By signing below, I agree to the provisions stated in this letter. I acknowledge that this letter, together with the Offer Letter as amended herein and Vroom’s Proprietary Information and Inventions Assignment Agreement, constitutes the entire agreement between Vroom and me and supersedes any prior verbal or written agreements, arrangements, or understandings pertaining to my offer of employment.

/s/ Robert R. Krakowiak	05/20/2022
Employee Signature	Date

Robert R. Krakowiak